POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned, revoking all powers of attorney previously granted, hereby constitutes and appoints Thomas G. Jackson, Senior Vice President, General Counsel and Secretary of Knowles Corporation, a Delaware corporation (the ?Company?), Mark R. Pacioni, Assistant General Counsel and
Assistant Secretary of the Company, and Raymond D. Cabrera, Senior
Vice President, Human
Resources and Chief Administrative Officer of the Company and any
one of them acting
singly, as the undersigned?s true and lawful attorney-in-fact, with full power and
authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
(1) prepare and execute, for and on behalf of the undersigned, all reports to be
filed by the undersigned pursuant to Section 16(a) of the Securities
Exchange Act
of 1934, as amended (the ?Exchange Act?) and the rules and regulations promulgated
thereunder (including Forms 3, 4, and 5 and any successor forms)
(the
?Section 16 Reports?) with respect to the equity securities of the
Company;
(2) do and perform any and all acts for and on behalf of the undersigned that may
be necessary or desirable to complete and execute any such
Section 16 Report,
complete and execute any amendment or amendments thereto,
and file such report
with the United States Securities and Exchange Commission
and any stock
exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned,it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority
to do and perform any and every act and thing whatsoever
requisite, necessary or
proper to be done in the exercise of any of the rights and
powers herein granted,
as fully to all intents and purposes as the undersigned
might or could do if
personally present, with full power of substitution or
revocation, hereby ratifying
and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by
virtue of
this Power of Attorney and the rights and powers herein
granted. The undersigned
acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at
the request of the undersigned, are not assuming, nor
is the Company
assuming, any of the undersigned?s responsibilities to
comply with Section 16
of the Exchange Act.
This Power of Attorney shall be effective as of the date
set forth below and shall
remain in full force and effect until the undersigned is
no longer required to file
Section 16 Reports with respect to the undersigned?s
holdings of and transactions in equity securities of the
Company, unless earlier
revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney
to be executed as of
this 26th day of July 2017.
By: __/s/___Cherly Shavers
Name: Cheryl Shavers